UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 24, 2026
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Owens Corning
(Exact name of registrant as specified in its charter)
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DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway
Toledo,	Ohio	43659
(Address of principal executive offices)		(Zip Code)
419-248-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2026, Owens Corning (the “Company”) announced that its Board of Directors (the “Board”) has appointed Jonathan M. Collins as Executive Vice President, Chief Financial Officer, effective August 10, 2026 (the “Effective Date”).

Mr. Collins, age 47, most recently served as Executive Vice President and Chief Financial Officer of Clarivate Plc (“Clarivate”), a global provider of transformative intelligence, since December 2021. Prior to joining Clarivate, Mr. Collins served as Executive Vice President and Chief Financial Officer of Dana Incorporated (“Dana”), a provider of drivetrain and propulsion systems and energy-management solutions, from 2016 to 2021. Before joining Dana, Mr. Collins held multiple financial leadership roles at ProQuest, LLC, International Automotive Components Group, and Lear Corporation.

In connection with Mr. Collins’ appointment as Executive Vice President, Chief Financial Officer of the Company, Mr. Collins’ annual base salary will be set at a rate of $775,000 per year and his target annual cash incentive opportunity (generally earned from 0% to 200% of target) will be 100% of his annual base salary rate. Starting in 2027, Mr. Collins will be eligible to participate annually in the Company’s long-term incentive program, as designed by the Compensation Committee of the Board (the “Committee”) and on terms substantially similar to those that apply to the Company’s other executive officers. Mr. Collins’ initial target award value under the long-term incentive program for 2027 will be $2.75 million.

The Committee determined that, on the Effective Date, Mr. Collins will receive an initial equity award pursuant to the terms of the Owens Corning 2023 Stock Plan consisting of (1) performance share units with a target award value of $1.5 million, which may be earned from 0% to 200% of target generally based on achievement of the performance criteria previously established by the Committee for the Company’s 2026–2028 performance share unit awards, (2) $1 million of restricted stock units (“RSUs”) cliff vesting thirty months following the Effective Date, and (3) $2 million of RSUs vesting 50% one year following the Effective Date and 50% eighteen months following the Effective Date. In addition, Mr. Collins will receive a sign-on bonus of $500,000, subject to full repayment if he voluntarily terminates his employment within 12 months following the Effective Date. Mr. Collins will also be eligible to participate in the Company’s employee benefit plans (including certain retirement and health and welfare benefit plans) on terms substantially similar to those that apply for other executive officers of the Company from time to time.

The Company will enter into its standard form of Key Management Severance Agreement with Mr. Collins, which agreement generally provides the following severance benefits upon certain qualifying terminations of employment (including involuntary termination without cause or constructive termination, as described in the agreement): cash severance equal to two times the sum of his base salary rate plus target annual incentive opportunity (cash severance is reduced to one times such sum under certain conditions, as described in the agreement); continuation of health insurance coverage for up to one year; accrued benefits; and up to one year of outplacement assistance. Benefits under the agreement are generally subject to Mr. Collins’ compliance with customary restrictive covenants, including a one-year non-compete and non-solicitation requirement.

In connection with the appointment of Mr. Collins, the Board appointed Todd W. Fister, the current Executive Vice President, Chief Financial and Operating Officer of the Company, as President and Chief Operating Officer of the Company, effective as of the Effective Date. Mr. Fister will be assuming the President role, effective as of the Effective Date, from Brian D. Chambers, who will continue to serve as the Company’s Chief Executive Officer. Mr. Fister, age 52, has served as the Company’s Executive Vice President, Chief Financial and Operating Officer since May 2026 and previously served as Executive Vice President, Chief Financial Officer from September 2023 to May 2026, and President, Insulation from July 2019 to September 2023. Mr. Fister previously served as Vice President of Global Insulation and Strategy from March 2018 to July 2019 and, prior to that, he served as Vice President and Managing Director for Europe Insulation and Global Foamglas®.

Each of the Company’s Roofing, Doors, and Insulation business Presidents will report to Mr. Fister commencing as of the Effective Date. In connection with these reporting changes, the Committee has approved retention and continuity awards (“Retention Awards”) to each of these individuals, including awards of $1 million each to Nicolas Del Monaco, President, Roofing, and Rachel Marcon, President, Doors, both of whom are named executive officers of the Company. The Committee determined that the targeted Retention Awards are designed to encourage key executive leadership continuity, to reflect the Committee’s belief in the critical role played by each of these executives, and to support the retention of each recipient.

The Retention Awards are equity-based in the form of RSUs that cliff vest after three years, in each case generally subject to the recipient’s continued service with the Company. The grant date of the Retention Awards will be the Effective Date. Net shares received under the Retention Awards are subject to the Company's stock ownership guidelines and retention requirements applicable to the Company's executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

July 29, 2026	By:	/s/ Gina A. Beredo
Gina A. Beredo
Executive Vice President, Chief Administrative Officer and General Counsel